EXHIBIT 10.10



                         PROMISSORY NOTE/LOAN AGREEMENT


LENDER:  AgCountry Farm Credit Services, FLCA          DATE    November 15, 2004
         1749 38th St SW
         Fargo          North Dakota       58108-6020

 LOAN AMOUNT: $  3,500,000.00                    MATURTTY DATE: January  1, 2012
                 ------------                                   ----------------
TYPE OF LOAN:    Mortgage Loan
STATED INTEREST RATE:      5.86   %
                           ----
TYPE OF INTEREST RATE:   ADJUSTABLE RATE LIBOR BASED:

On the first day of each month the Interest Rate shall be adjusted by adding a margin of 4.00 percentage points to the Index. This margin shall remain in effect until November 1, 2005, at which time Lender may change the margin at its discretion, and Lender may continue to change the margin at successive intervals of 1 year(s) each thereafter.

LOAN PAYMENTS:
Decreasing Payments - Principal is payable in 27 installments of $125,000.00 each, beginning on April 1, 2005, and Quarterly thereafter, and a final installment of the unpaid principal on the Maturity Date; and interest is payable on the due dates of principal installments.

DRAFT PROGRAM:
Not applicable.

COLLATERAL: Payment of the loan is secured by:
     All existing and future security agreements from all or any of the Borrowers (and from third parties if so intended) to tha Lender. All of the covenants and agreements contained in said security instruments are made a part of this note. The mortgage(s) or deed(s) of trust dated November 1, 2004, conveying real esters in the county or counties of GOVE, Kansas.

DEFAULT ADD-ON RATE:   2.00 %   will be added to the interest rate that would
otherwise be in effect for this loan, if Borrowers default as explained in the Additional Provisions.
VOTING STOCKHOLDER:    Any one stockholder
                       --------------------------------------------------------
is authorized by the Borrowers to exercise any voting rights on behalf of members, subject to applicable bylaws, and to receive effective interest rate disclosures, unless otherwise agreed in writing between the parties.
     Borrowers further agree that a security interest is granted to Lender in all such stock or participation certificates now owned and hereafter acquired, however designated or classified, and all equity reserve and allocated surplus in the Lender or Lender's parent association, as applicable, to secure the Loans.
     FOR VALUE RECEIVED, the undersigned Borrowers jointly and severally promise to pay to the order of the Lender at its office shown above on or before the Maturity Date the principal sum equal to the Loan Amount together with interest thereon from dates of disbursement until paid pursuant to the Lender's individual Loan Pricing Program (the "Program"), as provided in the Additional Provisions. Borrowers grant to the Lender, as security for the payment of this loan and, if applicable, the other Obligations, as defined in the Additional Provisions, a present security interest or lien in the property described above and, if applicable, the other Collateral, as defined in the Additional Provisions.
     The Borrowers acknowledge receipt of: a) pertaining to the Lender or the Lender's parent association, as applicable, the most recent annual report and most recent quarterly report, if more recent than the annual report; a copy of the notice to Borrowers concerning investment, which includes a description of the terms and conditions under which equity is issued; capitalization bylaws and
b) an Effective Interest Rate Disclosure Statement or a Truth-in-Lending Disclosure Statement, as applicable.
THIS AGREEMENT INCLUDES THE PROVISIONS IN THE "PROMISSORY NOTE/LOAN AGREEMENT - ADDITIONAL PROVISIONS."

AND THE PROVISIONS IN THE "ADDENDUM TO NOTE/LOAN AGREEMENT".


Western. Plains Energy, LLC,
a Kansas Limited Liability Company

by:
   -------------------------------
   (print name)
               -------------------


Title:
      ----------------------------

|-----|---------|---------|----------|------------|-----------|---------------------|-------------------|
|Assn.|B.O. No. |  CIF No.| Loan No. |Product code| Coll Code |  Customer Name      | Commitment Amount |
|-----|---------|---------|----------|------------|-----------|---------------------|-------------------|
| 72  |  65     | 1895516 |7584203400|   1011     |   04      |WESTERN PLAINS ENERG |  $3,500,000.00    |
|-----|---------|---------|----------|------------|-----------|---------------------|-------------------|

                        ADDENDUM TO NOTE/LOAN AGREEMENT


                                                               November 15, 2004

This Addendum is a part of, and contains additional terms and conditions for, a Promissory Note/Loan Agreement ("Note") dated November 15, 2004, in the principal amount sum of $ 3,500,000.00 evidencing a loan extended by AgCountry Farm Credit Services, FLCA. ("Lender") to the Borrowers. Unless waived in writing by the Lender, until all liabilities of the Borrowers under this loan have been paid and satisfied in full, the Borrowers covenant and agree as follows:

1. COVENANTS: The following covenants and agreements amend and supplement the Note and the Security Agreement. To the extent of any inconsistency between the provisions of the Note or the Security Agreement and this Addendum, this Addendum governs.

2. FINANCIAL - LEVERAGE RATIO: Borrower(s) shall maintain minimum owner equity percentage of 50% by 9-30-O5 and thereafter. Calculation of such owner equity percentage is made by dividing the difference between total assets and total liabilities by total assets and expressing the result as a percentage. For purposes of the leverage ratio, total assets and liabilities of the Borrower will be net of the "Gove County Bonds".

3. FINANCIAL - WORKING CAPITAL: Borrower will maintain working capital of at least $5,000,000 on 9-30-05 and at all times thereafter. For purposes of determining the amount of Borrower's working capital, Borrower may include as working capital all amounts available for borrowing under the Revolving Term Commitment less the current portion due.

4. FINANCIAL: By 9-30-05 Borrower agrees to maintain a fixed charge coverage ratio of 1.15:1.00. Fixed charge coverage ratio is defined as:
(earnings before interest, taxes, depreciation and amortization) divided by the sum of: a) mandatory debt retirement; b) cash taxes; c) maintenance capital expenditures; and d) cash patronage dividends and cash equity retirements to be measured at fiscal year end.

5.      MISCELLANEOUS - CAPITAL SPENDING LIMITATION DURING TERM OF NOTE:
Borrower shall not, during the term of this Note, without the prior written consent of Lender, make any expenditure or incur any indebtedness for tangible capital assets or incur obligations for operating or capital leases aggregating more than $500,000 per year. For this purpose a tangible capital asset is land or a fixed tangible asset which is depreciable under the Federal Internal Revenue Code.

6. Borrower to insure business with adequate property casualty insurance and adequate liability insurance. AgCountry to be named loss payee and additional insured.

7. FINANCIAL REPORTING - CERTIFIED AUDIT: Within 120 days after the Borrowers fiscal year and annually thereafter, Borrower shall provide Lender with a written balance sheet of borrower as of the close of such fiscal year and a written statement of profit and loss of Borrower for such year, prepared in accordance with generally accepted principles of accounting and certified by a firm of independent accountants selected by Borrower but satisfactory to Lender. Such reports shall be set forth in a format comparing the results of the most recent fiscal year to those in the prior fiscal year certified report and in all reasonable details.

8. QUARTERLY FINANCIAL REPORTING: Within 30 days of the previous quarter-end, Borrower(s) shall provide lender with the previous quarter-end reports consisting of a balance sheet, profit and loss statements and other reports requested to monitor performance.

Page  1  of  2
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

|-----|---------|---------|----------|------------|-----------|---------------------|-------------------|
|Assn.|B.O. No. |  CIF No.| Loan No. |Product code| Coll Code |  Customer Name      | Commitment Amount |
|-----|---------|---------|----------|------------|-----------|---------------------|-------------------|
| 72  |  65     | 1895516 |7584203400|   1011     |   04      |WESTERN PLAINS ENERG |  $3,500,000.00    |
|-----|---------|---------|----------|------------|-----------|---------------------|-------------------|

                         ADDENDUM TO NOTE/LOAN AGREEMENT


                                                               November 15, 2004
                                                               -----------------

This Addendum is a part of, and contains additional terms and conditions for, a Promissory Note/Loan Agreement ("Note") dated November 15, 2004, in the principal amount sum of $ 3,500,000.00 evidencing a loan extended by AgCountry Farm Credit Services, FLCA. ("Lender") to the Borrowers. Unless waived in writing by the Lender, until all liabilities of the Borrowers under this loan have been paid and satisfied in full, the Borrowers covenant and agree as follows:

9. ACCOUNTING METHODS - Borrower shall not adopt any accounting methods, which are inconsistent with generally accepted accounting principles (GAAP). To the extent any change in GAAP affects any computation or determination required to be made pursuant to this Addendum, such computatton or determination shall be made as if such change in GAAP had not occurred unless the Borrower and Lender agree in writing to an adjustment to such computation or determination to account for such change in GAAP. Furthermore, Borrower will not change any accounting methods, allow any restatement of its earnings, change in depreciation or inventory methods, or reclassification of balance sheet accounts, including but not limited to, the sale and leaseback of any asset, without full and immediate disclosure to Lender. Lender shall have the right to accept or reject any and all changes that Lender, in its sole discretion, determines are material. Lender shall also have the right to review and adjust any and all loan covenants, interest rates and other contract agreements upon determining a material change has occurred.

10. OTHER INDEBTEDNESS - If Borrower should fall to pay any indebtedness to any other person or entity for borrowed money or any long-term obligation when due, or any other event occurs which, under any agreement or instrument relating to indebtedness or obligation, has the effect of accelerating or permitting the acceleration of such indebtedness or obligation; then all Lender obligations become due.

11. DEFAULT EVENT- Borrower shall be in default if borrower fails to pay any principal or interest or fees when due and such failure shall continue un-remedied for a period of 10 days.

12. DEFAULT EVENT - Borrower shall be in default if borrower fails to observe or perform any covenant or agreement contained in this agreement or other loan documents and such failure shall remain un-remedied for 30 days after the earlier of: 1) any officer of Borrower becomes aware of such failure or 2) Lender notifies borrower of such failure.

13. LIENS AND ENCUMBRANCES - Lender acknowledges all liens and encumbrances granted by the Borrower to the Lender under the Credit Agreement dated July
29, 2003 and amended March 4, 2004 between Borrower and AgCountry Farm Credit Services, FLCA.

14.      TAXES - Borrower to pay all taxes before they become delinquent.

15. FEES - Borrower agrees to pay Lender a loan origination and participation fee of $52,500.00. This fee to be paid at closing.


 Western Plains Energy, LLC, a Kansas
 Limited Liability Company


 By:
    -------------------------------
 (print name)
             ----------------------

Title:
      -----------------------------


Page 2  of 2
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

                         PROMISSORY NOTE/LOAN AGREEMENT
                      ADDITIONAL PROVISIONS (Page 1 of 4)

INDIVIDUAL LOAN PRICING PROGRAM: The Program provides for charging differential interest rates according to loan classes determined by criteria adopted by the Lender from time to time, such as type of loan, purpose, amount, quality, funding costs, operating costs, servicing costs, and competitive interest rates. There are separate types of loans and interest rates under the Program, each having a different rate of interest, and the loans within each class are assigned to an interest rate category. It is possible that the particular rate for each class of loan may differ among such geographical areas as may be designated from time to time. In the event that Borrowers default under the terms or conditions of any promissory note, membership agreement, mortgage or other security document, or any amendatory agreement to any of these, the Lender at its option may adjust this loan to any less favorable interest rate category then offered or maintained by Lender for loans of this type. The higher interest rate shall become effective immediately upon placement of this loan into the less favorable interest rate category by Lender, and the loan may, at the option of Lender, remain in the less favorable interest rate category for the remaining term of the loan, regardless of whether Borrowers later cure the default. Lender shall not place the loan into a less favorable interest rate category unless Lender has first given Borrowers written notice of the default, and Borrowers fail to cure the default within 60 days after Lender has given the notice. Notice shall be deemed to have been given when Lander places such notice in the mail for first-class mailing to the last address of Borrowers known by Lender. In addition to adjusting the loan to a less favorable interest rates category, Lender may also charge the higher default interest rate described below.
INTEREST RATE: If this is a:
     (a) Variable Rate loan, the initial annual rate or interest is equal to the Stated Interest Rate. The interest rate is subject to change at any time and by any amount during the term of the loan and will vary from time to time at the option of the Lender.
     (b) Fixed Rate loan, the annual rate of interest is equal to the Stated Interest Rate. The interest rate is not subject to change during the term of the loan and will not be increased or decreased except in the event of default.
     (c) Adjustable Rate Operating loan, the Initial annual rate of Interest is equal to the Stated Interest Rate. The interest rate is subject to change at any time and by any amount during the term of the loan, but only on and after the first adjustment date, and the rate will not be increased or decreased prior to that date except in the event of default.
     (d) Adjustable Rate loan or an Adjustable Rate IT loan or an Adjustable Rate Capital RLOC. The initial annual rate of interest is equal to the Stated Interest Rate. The interest rate is subject to change by any amount during the term of the loan, but only on the first adjustment date and on dates occurring at the end of the successive adjustment intervals thereafter, and the rate will not be increased or decreased during any one such interval except in the event of default.
     (e) Adjustable Rate Prime Rate Based loan, the initial annual rate of interest is equal to the Stated Interest Rate. The index for adjustments is the prime rate reported on the tenth day of the month preceding the interest rate change date by the Wall Street Journal in its daily listing of money rates, defined therein as "the base rate on corporate loans posted by at least 75 percent of the nation's 30 largest banks." If a prime rate is not reported on the tenth day of a month, the prime rate reported on the first business day preceding the tenth day of the month will be used. If this index is no longer available, Lender will select a new index which is based upon comparable information.
     (f) Capped Non-indexed Variable Rata loan, the initial annual rate of interest is equal to the Stated Interest Rate. The interest rate is subject to change at any time and will vary from time to time at the option of the Lender. The interest rate is not based on an index. Except during periods of default when the additional percentage points specified herein shall be added to increase the interest rate, the interest rate may not increase or decrease by more than 6.00 percentage points above or below the initial annual rate of interest on any single change date or during the term of the Loan.
     (g) Fixed Then Indexed Adjustable Rate loan, the initial annual rate of interest is equal to the Stated Interest Rate. Once the interest rate changes to an adjustable interest rate at the end of the fixed interest rate period, the index for adjustments is the estimated weekly average available for the one-year bonds funding cost index as reported by the Federal Farm Credit Banks Funding Corporation at its Web site, found in the Farm Credit System, Funding Cost Index, Archive section at http://www.farmcredit-ffcb.com, for that week which contains the date that is 45 days before the date that the adjustable interest rate is to be initially determined or subsequently adjusted. If the date that is 45 days before either the expiration date of the fixed interest rate period or an Adjustment Interval is not a business day, the Lender shall use that estimated weekly average for the one-year bonds funding cost index for that week which immediately precedes the 45-day

[Column 2 of Page 1]

date. If this index is no longer available, the Lender will select a new index which is based on comparable information. The Lender will give the Borrowers notice of this choice,
     (h) Indexed Adjustable Rate loan, the initial annual rate of interest is equal to the Stated Interest Rate. The index for adjustments is the estimated weekly average available for the one-year bonds funding cost index as reported by the Federal Farm Credit Banks Funding Corporation at its Web site, found in the Farm Credit System, Funding Cost Index, Archive section at http://www.farmcredit-ffcb.com, for that week which contains the date that is 45 days before the date the interest rate is to be adjusted. If the date that is 45 days before the date the interest rate is to be adjusted is not a business day, the Lender shall use that estimated weekly average for the one-year bonds funding cost index for that week which immediately precedes the 45 day date. If this index is no longer available, the Lender will select a new index which is based on comparable information. The Lender will give the Borrowers notice of this choice.
     (i) Adjustable Rate LIBOR Based loan, the initial annual rate of interest is equal to the Stated Interest Rate. The index for adjustments is the One Month London Interbank Offered Rate ("One Month LIBOR") reported on the tenth day of the month preceding the interest rate change date by the Wall Street Journal in its daily listing of money rates, defined therein as "the average of interbank offered rates for dollar deposits in the London market based on quotations at five major banks." If a One Month LIBOR rate is not reported on the tenth day of a month, the One Month LIBOR rate reported on the first business day preceding the tenth day of the month will be used. If this index is no longer available, Lender will select a new index which is based upon comparable information. Interest may be based upon a 360- or 365-day year as the Lender may determine.

DEFAULT RATE OF INTEREST: Prior to maturity, if Borrowers default under this document, the entire unpaid principal balance of the loan, including all advancements, shall bear interest from the date of default until the default is cured or maturity of the loan is accelerated by reason of default at a rate equal to the interest rate for this loan that would otherwise be in effect during the period of default plus the Default Add-On Rate per annum (the "default rate"), and the amount of such interest in excess of interest otherwise accruing in the absence of default shall be immediately due and payable. At maturity or upon acceleration of maturity by reason of default, the entire indebtedness including all principal, interest and advancements shall bear interest until paid at the default rate in effect at the time of maturity or acceleration of maturity, as the case may be.
DISBURSEMENTS OF PRINCIPAL: Disbursements of principal may be made at various times at Borrowers' request, subject to the provisions of this paragraph. Repayments of principal under a Revolving Line of Credit reinstate the loan commitment, subject to the terms of this document, but the total of the unpaid balance of future advances together with the existing indebtedness hereunder, in the aggregate at any one time outstanding, shall not exceed the Loan Amount; otherwise, repayments of principal do not reinstate the loan commitment, and total disbursements, in the aggregate, shall not exceed the Loan Amount. The Lender may withhold further disbursements if it determines that: (a) the value of the Collateral is insufficient; (b) loan proceeds have been used for purposes not approved by the Lender; [c) loan payments have not been made in accordance with the repayment plan contained in the loan application; or (d) an event has occurred which entitles the Lender to accelerate maturity of the loan.
DRAFT PROGRAM AGREEMENT: If the Draft Program is applicable to this loan, the Borrowers may draw loan funds using the draft forms furnished by the Lender, subject to the following terms and conditions:
     (a) The Borrowers authorize and direct the Lender and its duly authorized agents to accept drafts made or drawn by any one of the Borrowers and to disburse loan funds accordingly, as specified in this document; however, Borrowers agree not to use drafts as payments on this or other Obligations of the Borrowers. The Borrowers may be charged a reasonable fee for this program and the cost of printing drafts.
     (b) The Borrowers jointly and severally accept responsibility for all disbursements made pursuant to this authorization and direction. The Lender shall not be obligated to inquire as to whether the Borrowers have issued specific directions for any particular draft or to determine whether the Borrowers have received the benefit of the proceeds of any particular draft before honoring such draft. Drafts may be deposited directly into the bank account of any one of the Borrowers.
     (c) The minimum amount for which each draft may be written is the Minimum Draft amount. In the event that Borrowers write any draft for an amount below this minimum, the Lender may charge Borrowers a reasonable fee for each draft that is not in compliance.
     (d) Drafts may not be written in excess of the undisbursed loan commitment. The Lender reserves the right to revoke all future draft privileges without notice to the Borrowers in the event of an overdraft and the right to reject drafts that are not written for purposes specified in the

                         PROMISSORY NOTE/LOAN AGREEMENT
                      ADDITIONAL PROVISIONS (Page 2 of 4)

loan documents or pursuant to these terms and conditions. In the event that Lender chooses to honor a draft which exceeds the available loan commitment, Borrowers are liable for full repayment of the funds thus borrowed, plus interest, and Lender may charge Borrowers a reasonable overdraft fee.
     (e) The Borrowers agree to immediately notify the Lender in the event one or more drafts are lost, stolen, destroyed or otherwise misused and to indemnify the Lender and hold the Lender harmless from any loss or claim if any draft is lost, stolen, forged, altered or otherwise misused if the Lender did not have notice of the same at least 24 hours prior to honoring such draft.
     (f) The Borrowers may stop payment on a draft by request to the Lender. The Borrowers will be charged a reasonable fee for each stop-payment order and agree to reimburse the Lender for all damages, costs and expenses as a result of the Lender's refusal to honor such draft. The Lender shall not be liable in the event the draft is honored following a stop-payment order if such order is not received in sufficient time to permit dishonor.
     (g) This authorization and direction shall be effective as to this and, with the Lender's approval, other existing and future loans to the Borrowers and shall continue in force and effect until the Lender receives written notice of revocation signed by the Borrowers, provided, the privilege of using drafts may be withdrawn by the Lender and unused drafts must be surrendered to the Lender on demand.
FUNDS HELD PROGRAM: Lender may offer a Funds Held Program ("Program") that allows Borrowers to make advance conditional payments on designated loans. Lender reserves the right, in its discretion, to amend or terminate the Program. The following terms and conditions apply to all Program accounts in connection with loans from Lender.
     (a) Subject to Lender's rights to direct the application of payments, an advance payment made to be applied to future maturities on a loan will be placed in a Program account ("Account") as of the date received. If a special prepayment of principal is desired, Borrowers must so specify when an advance payment is made.
     (b) Interest will accrue on funds in the Account at such times and at such rates as per Lender's Program. Lender may change the interest rate or accrual period from time to time without notice. The Program may provide for different interest rates for different categories of loans.
     (c) When a loan installment or other related charge becomes due, funds in the Account for that loan will be automatically applied on the due date toward payment of the installment or related charge. Any accrued interest in the Account will be applied first. If the funds in the Account are not adequate to pay the entire installment or related charge, Borrowers must pay the difference by the installment due date.
     (d) Funds received after a loan installment or related charge has been billed will be applied to the installment or related charge due. Funds received in excess of the billed installment amount or related charge will be placed in the Account.
Even though no installment or related charge is due, Lender may, at its option, apply funds from the Account without notice to Borrowers as follows:
     - Protective Advances. If Borrowers fail to pay when due other items Borrowers are required to pay pursuant to any loan document, Lender may apply funds in the Account to pay them.
     - Account Ceiling. If the Account balance exceeds the unpaid balance on the loan, Lender may apply the funds in the Account to pay off the loan and will return any excess funds.
     - Transfer of Security. If Borrowers sell, assign, or transfer any interest in any collateral for the loan, Lender may apply the funds in the Account to the remaining loan balance.
     - Deceased Borrowers. If all Borrowers are deceased. Lender may apply the funds in the Account to the remaining loan balance.
     - Termination of Program. If Lender decides to terminate the Program, it may apply all funds in the Account to the remaining loan balance effective on the termination date.
     (e) Lender may, in its discretion, permit Borrowers to withdraw funds from the Account in accordance with Lender's Program.
     (f) Neither the advance payments nor the accrued interest in an Account are insured by a governmental agency or instrumentality. If Lender is placed in liquidation, Borrowers shall be sent by the receiver such notices as required by FCA regulations then in effect. Such regulations currently provide for advance notice from the receiver that funds in the Account will be applied to the loan and that funds in the Account will not earn interest after the receiver is appointed.
     LOAN PAYMENTS: If the loan is payable in installments and the period from the day interest begins to the due date of the first installment is more than the interval between installments, there may be an interest only payment due one installment interval prior to the due date of the first installment, or the interest may be included in the first installment at the


[Column 2 of Page 2]


option of the Lender, but if such period is less than the interval between installments and principal and interest are payable in equal installments, then the first installment will be decreased by the amount of interest not yet accrued for that installment. The final installment may be more or less than preceding installments, if any, and any periodic adjustments to the interest rate will result in corresponding changes in the amount of installments, if the loan is payable in installments, or the amount due at maturity. The Borrowers may make advance payments in any amount and at any time without penalty. Prepayments shall, at the option of the Lender, (a) be held by the Lender and then applied to installments of principal and interest next scheduled to mature in the order of maturity, (b) be immediately applied to payment of principal then outstanding, resulting in a reamortization of the remaining balance of the loan over the remaining term under the existing payment plan and in a corresponding reduction in the amount of future installments of principal and interest, or (c) be immediately applied to payment of principal then outstanding, with, if an amortized loan, a corresponding reduction in the number of future installments of principal and interest in the inverse order of maturity, thus discharging the loan at an earlier date; provided, in any event, the Lender may, at its option, first apply any such prepayments to the payment of interest accrued to the date of prepayment.
PERSONAL PROPERTY AND FIXTURES: The following subsections (1) and (2) including the definitions apply, in addition, only if the collateral described on Promissory Note/Loan Agreement, and each addendum thereto, is personal property or fixtures:
     (1) Obligations and Collateral. The Borrowers grant to the Lender as security for the payment and performance of this loan and the other Obligations a security interest in all of the Borrowers' rights, title, and interest in the Collateral, including all rights to transfer an interest in the Collateral. "Obligations" means this loan and all other loans and advances by the Lender except any loan to which a Basic Membership and Lending Relationship Agreement (Rural Residence/Country Living Loans) applies including: (a) existing and future indebtedness, liabilities, and other obligations of the Borrowers to the Lender of any kind, absolute or contingent, due or to become due, arising out of existing or future credit granted by the Lender to the Borrowers, or any one or more of them, and all extensions and renewals thereof from time to time; and (b) all costs incurred by the Lender in enforcing its rights under this document with Interest, including attorney's fees and legal costs. "Collateral" means (a) the property described on Promissory Note/Loan Agreement and each addendum thereto; (b) all additions, accessions, replacements, and substitutions of the Collateral and property of similar type or kind now owned or hereafter acquired by the Borrowers; and (c) to the extent not included in (a) or (b) as original Collateral, all products and proceeds of the Collateral. If the Collateral includes crops now growing or to be grown in North Dakota, the following provision is part of this document:

This security agreement covers crops now growing. This security agreement also covers future crops to be grown in the current year or any year hereafter.
     The Borrowers agree to deliver upon the request of the Lender such additional or corrected documents, drafts or instruments as the Lender may deem necessary at any time.
     (2) Warranties and Agreements: The Borrowers warrant and agree that:
     (a) The Borrowers are the absolute owners of the Collateral free from any encumbrances, liens, security interests, or equity interests, except for the security interest granted herein and except as disclosed by the Borrowers to the Lender in writing.
     (b) The Borrowers shall: (1) care for the Collateral and not permit its value to be impaired; (2) keep the Collateral free from all encumbrances, liens, and security interests, other than those created or expressly permitted herein;
(3) defend the Collateral against all claims and legal proceedings by persons other than the Lender; (4) pay and discharge when due all taxes, license fees, levies, and other charges upon the Collateral; and (5) immediately inform the Lender in writing of any change in Borrowers' address or the location of the Collateral. Loss of or damage to the Collateral shall not release the Borrowers from any of the Obligations. Upon demand, the Borrowers will provide additional collateral acceptable to the Lender.
     (c) At the Lender's request, the Borrowers shall keep all Collateral and the Lender's interest in it insured under policies naming the Lender as loss payee, with provisions, coverages, amounts, and by insurers satisfactory to the Lender, and the Borrowers shall furnish Lender satisfactory evidence of such Insurance.
     (d) The Borrowers shall pay all expenses which are permitted to be recovered from the Borrowers by applicable law and, upon request, take any action reasonably deemed advisable by the Lender to preserve the

                         PROMISSORY NOTE/LOAN AGREEMENT
                      ADDITIONAL PROVISIONS (Page 3 of 4)

Collateral or to establish, determine the priority of, perfect, continue as perfected, preserve, enforce or terminate the Lender's rights and interest in the Collateral.
     (e) The Lender is authorized to examine the Collateral at reasonable times.
     (f) The Borrowers shall not dispose of any of the Collateral without the authorization of the Lender and, except as otherwise agreed to in writing by the Lender, shall apply the proceeds of all dispositions of the Collateral to payment of this loan.
     (g) The Borrowers understand that the unauthorized disposition of Collateral with intent to defraud the Lender constitutes a federal criminal offense.
     (h) The Borrowers hereby authorize the Lender to file all financing statements describing the Collateral, and all amendments thereto, in any offices as the Lender, in its sole discretion, may determine. The Borrowers hereby also authorize the Lender to file all effective financing statements describing the Collateral pursuant to 7 U.S.C. section 1631, and all amendments thereto, in any offices as the Lenders, in its sole discretion, may determine.
     (i) If the Collateral includes federal or state government program entitlements or payments, the Borrowers shall execute and deliver to the Lender all assignments, transfers, and other documents required by the Lender to transfer, convey, and assign to the Lender at such federal and state government program entitlements, payments, rights to payment whether or not earned by performance, accounts, general intangibles, and benefits.
     (j) All terms in this Agreement that are defined in the Uniform Commercial Code, as enacted in the state in which Lender's office originating this Loan is located and as amended from time to time ("UCC"), shall have the meanings set forth in the UCC. The meaning of a term hereunder shall automatically change on the effective date of each amendment to the definition of such term In the UCC.
     (k) For each Borrower that is not an Individual, the legal name of each such Borrower is as set forth in the Note or an addendum thereto. None of the Borrowers have used any trade name, assumed name, or other name except those set forth in the Note or an addendum thereto. The Borrowers shall give the Lender written notice at least 30 days before the date of (1) any change in any Borrower's name or (2) any use by any Borrower of another name.
     (l) If any of the Borrowers is a Registered Organization, as that term is defined in the UCC. all information provided by the Borrowers to the Lender concerning the state(s) of organization for the Borrowers is true, accurate, and complete. None of the Borrowers shall change its state of organization without the prior written consent of the Lender. Borrowers shall provide the Lender with written notice at least 30 days before the date any Borrower takes any action to change its state of organization.
     (m) If any of the Borrowers is an Individual or an entity that is not a Registered Organization, all information provided by the Borrowers to the Lender concerning the address of an individual Borrower's residence or the address of the chief executive office of an entity that is not a Registered Organization is true, accurate, and complete. None of the individual Borrowers shall change that address of residence without providing written notice to the Lender at least 30 days before the effective date of such address change. None of the Borrowers that are entities that are not Registered Organizations shall change that address of the chief executive office without providing written notice to the Lender at least 30 days before the effective date of such address change.
     (n) To the extent that the Borrowers use proceeds of the Loan extended by the Lender to purchase Collateral, Borrowers' repayment of the Loan shall apply on a "first-in-first-out" basis so that the portion of the Loan used to purchase a particular item of the Collateral shall be paid in the chronological order the Borrowers purchased the Collateral.
FINANCIAL RECORDS: The Borrowers agree to maintain complete and accurate financial books and records for Borrowers' business, permit access by the Lender and to provide periodic financial information as requested by Lender in a form acceptable to Lender.
PAYMENTS BY LENDER: The Lender is authorized but not obligated to pay the following items and charge them to the loan with interest at the rate(s) then applicable to this loan: (a) amounts required to pay prior liens on the Collateral; (b) the cost of insurance carried by the Borrowers in connection with this loan or any financially related service offered by or through the Lender; (c) appraisal and title evidence costs, recording and filing fees, and similar items; (d) amounts required for the Borrowers to acquire and maintain stock or participation certificates in the Lender or the Lender's parent association, as applicable; and (e) any accrued interest hereunder that is not paid when due.
EVENTS OF DEFAULT: Each of the following constitutes a default by Borrowers under this document: (a) the failure to perform any warranty or

[Column 2 of Page 3]

agreement contained in this document or in any instrument securing payment of this loan or related to this loan; (b) default under any other promissory note executed by the Borrowers, or any one or more of them, and payable to the Lender except any note to which a Basic Membership and Landing Relationship Agreement (Rural Residence/Country Living Loans) applies; (c) default under any lease executed by the Borrowers, or any one or more of them, under which the Lender is the Lessor, and, it shall also be an event of default under this document if an event of default occurs on any other loan or lease that any of the Borrowers have with either the Lender's parent association or any subsidiaries of the Lender's parent association; (d) any statement or report furnished by the Borrowers to the Lender is false in any material respect; (e) any Collateral is lost, stolen, substantially damaged, destroyed, or, without the Lender's consent, sold or encumbered; (f) any of the Borrowers dies, is dissolved, declares insolvency, is declared insolvent, or is the subject of any proceeding under any bankruptcy or insolvency law; or (g) the Lender, in good faith, deems itself insecure or determines that the prospect of payment of this loan or the prospect of performance of this or any other instrument securing this loan or relating to it is impaired.
LENDER'S REMEDIES: Lender, in addition to other rights provided in this document or by law or agreement, may do any one or more of the following if Borrowers default under this document: (a) declare this loan and any or all other loans to Borrowers or any one or more of them (except any loan to which a Basic Membership and Lending Relationship Agreement (Rural Residence/Country Living] applies) immediately due and payable; (b) as to Collateral which is personal property or fixtures, exercise all the remedies of a secured party under the Uniform Commercial Code including without limitation: (1) without notice to the Borrowers or judicial process peaceably enter upon any premises where the Collateral is located, lake possession of it and remove it from the premises;
(2) require the Borrowers to assemble the Collateral and make it available to the Lender at a place designated by Lender which is reasonably convenient to both parties; and (3) use and occupy the Borrowers' premises to care for livestock collateral. Crops are perishable and may decline speedily in value and the Lender at Borrowers' expense may care for and harvest the crops and dispose of them at private sale; (4) require Borrowers to reimburse the Lender for expenses incurred by the Lender in protecting or enforcing its rights under this document, including without limitation reasonable attorney's fees and legal expenses when permitted by law. (5) After deduction of expenses, the Lender may apply the proceeds of disposition to the Obligations in the order and amounts it elects.
ASSIGNMENT OF LOAN: The Lender may not assign or otherwise transfer this loan to any party other than AgriBank, FCB and its successors (the "Bank"], whether absolutely or as collateral security and whether in the ordinary course of business or otherwise, without the express written consent of the Bank. If this loan is assigned or otherwise transferred to the Bank or another institution chartered pursuant to the provisions of the Farm Credit Act of 1971, as amended, ("Act") the interest rate hereunder may be established by such institution in accordance with the provisions of this document. If this loan is assigned or transferred to a party not chartered under the Act, notwithstanding any contrary provision in this document, in the absence of maturity or acceleration, the following apply:
     (a) If this is a Variable Rate loan or an Adjustable Rate Operating RLOC, adjustments in the interest rate will be made only on the dates occurring at successive intervals of one year each after the first day of the month and year of such assignment based upon an index and margin. The index will be the weekly average yield on United States Treasury securities, as made available by the Federal Reserve Board, adjusted to a constant maturity of one year.
     (b) If this is an Adjustable Rate Capital RLOC or Adjustable Rate IT loan, the interest rate will continue to be adjusted on the dates and intervals described therein based upon an index and margin. The index will be the same as for a Variable Rate Loan, except it will be adjusted to a constant maturity of a length equal to the length of the interval between adjustments specified above (if U.S. Treasury yield figures are not available for this length, the U.S. Treasury yield figures which are available for the closest length of time which is shorter than the interval between adjustments will be used).
     (c) For interest rate adjustments under (a) and (b), the margin will be the amount by which the interest rate in effect for this loan at the time of the assignment, in the absence of default, exceeds the index that would have been effective for the date that this interest rate was established for this loan (the last previous repricing date). The new interest rate will be calculated by adding the margin to the applicable current index and rounding the total to the nearest one-eighth of one percent, subject however, to the provision herein for a higher default rate. The current index will be the most recent index available as of 45 days before the date the interest rate is to be adjusted. If the applicable index is not available,

                         PROMISSORY NOTE/LOAN AGREEMENT
                      ADDITIONAL PROVISIONS (Page 4 of 4)

the Lender will select a new index which is based upon comparable information. The interest rate shall never exceed the rate permitted by applicable law.
     (d) If this is an Adjustable Rate Prime Rate Based loan, the margin that is used for interest rate adjustments shall remain fixed for the remaining term of the loan at the margin amount that is in effect at the time of the assignment
WAIVER: The Borrowers and other parties to this transaction (except the Lender}, and each of them, whether principal, surety, guarantor, endorser, or other party, agree to be jointly and severally bound and, further, waive demand, protest, and notice of demand, protest, or nonpayment, and agree that the liability of each shall be unconditional without regard to the liability of any other party and shall not be affected by any indulgence, extension or extensions of time, renewal, waiver, release of any party or of any Collateral, or other modifications granted or consented to by the Lender. The rights and powers granted to the Lender hereunder shall not, nor shall any provision hereof, be waived except in writing signed by the Lender, and the provisions hereof shall not be modified, limited, or waived by any prior or subsequent course of dealing between the parties or between the Borrowers and third parties or by any usage of trade. To the extent the Bank gives or has given value to the Lender in reliance hereon, either by way of loan or discount, the Borrowers hereby waive any and all other defenses or right of offset which the Borrowers or any of them may or might have against the Lender when this document is held by the Bank, its collateral custodian, or the successors or assigns of either.
APPOINTMENT OF AGENT: Each of the Borrowers hereby appoints each of the other Borrowers as agent for the purposes of this loan and, if applicable, the Obligations and agrees that loan funds, dividends, stock retirement proceeds, and other distributions may be disbursed to or by order of any one or more of them. This appointment shall continue until written notice of termination is received by the Lender.
ASSOCIATION MEMBERSHIP: The Borrowers agree to purchase and maintain stock or participation certificates in the Lender or the Lender's parent association, as applicable, in amounts as may be required from time to time under the Capital Plan adopted by the Board of Directors pursuant to applicable Bylaws.

MODIFICATION: No modification of this document or any related document shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Oral agreements or commitments to loan money, extend credit, or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the credit agreement. To protect you {the Borrowers) and us (the Lender) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

REPORTING: Lender, its agents, successors and assigns may report Borrowers' names and information regarding this loan and all of Borrowers' past and future loans to credit reporting agencies.
FOR ILLINOIS AND MISSOURI LOANS ONLY: Unless you (the Borrowers) provide us (the Lender) with evidence of the insurance coverage required by your agreement with us, we may purchase insurance at your expense to protect our interests in your Collateral. This insurance may, but need not, protect your interests. The coverage that we purchase may not pay any claim that you make or any claim that is made against you in connection with the Collateral. You may later cancel any Insurance purchased by us, but only after providing us with evidence that you have obtained insurance as required by our agreement. If we purchase insurance for the Collateral, you will be responsible for the costs of that insurance, including interest and any other charges we may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to your total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance you may be able to obtain on your own.
POWER OF ATTORNEY: Borrowers hereby irrevocably appoint the Lender as Borrowers' attorney-in-fact to act for the Borrowers with full authority in the place and name of the Borrowers to take any action and to execute any instrument which the Lender may deem advisable to accomplish the purposes of this Agreement, including authority (a) to endorse, collect, sue for, compromise, and receive any drafts, instruments, documents, or moneys due in connection with the Collateral; (b) to file any claims or take any action or institute any proceedings which the Lender may deem desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral; (c) to disburse

[Column 2 of Page 4]

funds including paying insurance premiums, taxes, liens, and other costs of preserving the Collateral; and (d) to establish, determine priority of, perfect, continue as perfected, preserve, enforce, or terminate the Lender's rights and interests under this Agreement. The Lender may charge its expenses of doing so to any of the Obligations and the Borrowers shall pay them upon demand with interest from the date each expense is incurred at the rate in effect on the date each expense is incurred on the applicable Obligation.
AUTHORIZATION FOR ACCESS TO INFORMATION: Borrowers acknowledge and agree that the verification or reverification of any information, whether contained in the Borrowers' loan application or in any other manner supplied by the Borrowers to the Lender in connection therewith, may be made at any time by the Lender, its agents, successors, or assigns, either directly or through a credit reporting agency, from any source whether named in the Borrowers' loan application or otherwise provided to the Lender by the Borrowers.
BORROWERS' PRIVACY DISCLOSURE: Your privacy is important to us. We want you to know that we hold your financial and other personal information in strict confidence. Since 1972, Farm Credit Administration regulations have forbidden the directors and employees of Farm Credit institutions from disclosing personal borrower information to others without your consent. We do not sell or trade our customers' personal Information to marketing companies or information brokers.
     FCA rules allow us to disclose customer Information to others only in these situations:
     - We may give it to another Farm Credit Institution that you do business with.
     - We can be a credit reference for you with other lenders and provide information to a credit bureau or other consumer reporting agency.
     - We can provide information in certain types of legal or law enforcement proceedings.
     - FCA examiners may review loan files during regular examinations of our association.
     - If one of our employees applies to become a licensed real estate appraiser, we may give copies of real estate appraisal reports to the State agency that licenses appraisers when required. We will first remove as much personal information from the appraisal report as possible.
     As a member/owner of this institution, your privacy and the security of your personal information are vital to our continued ability to serve your ongoing credit needs.
UNAUTHORIZED DEPOSITIONS AND FALSE STATEMENTS: Borrowers understand that it is a federal crime punishable by fine, imprisonment, or both to knowingly make any false statements in the Borrowers' loan application as applicable under the provisions of Title 18, United States Code, Section 1014. Borrowers also understand that any unauthorized disposition of Collateral or the making of any false statement or report to the Lender in connection with a loan could result in civil and criminal consequences to the Borrowers as applicable under the provisions of Title 18, United States Code, Sections 658 and 1014.
PARTIES BOUND: Each person signing the Note, other than the Lender, is a Borrower. The Obligations of all Borrowers are joint and several, and all Borrowers hereby acknowledge receipt of all proceeds of the Loan. This Agreement benefits the Lender, its successors, and assigns. This Agreement shall bind the Borrowers, the Borrowers' heirs, personal representatives, successors, and assigns, and all persons and parties who become bound as a Borrower under this Agreement
FEES CHARGED: Lender has authority to charge and Borrowers agree to pay any reasonable fees and costs charged by Lender to amend the terms of this Loan. Borrowers give Lender authority to advance such fees and costs and charge them to the loan. If Borrowers do not immediately repay such advance, interest at the default rates shall begin to accrue on the amount advanced. The absence of express authority in this Promissory Note/Loan Agreement to charge a specific fee or cost to Borrowers shall not be construed as a prohibition on the charging of such fees or costs.

|-----|---------|---------|----------|------------|---------------------|-------------------|
|Assn.|B.O. No. |  CIF No.| Loan No. |Product Code|  Customer Name      | Commitment Amount |
|-----|---------|---------|----------|------------|---------------------|-------------------|
| 72  |  65     | 1895516 |7584203400|   3055     |WESTERN PLAINS ENERG |  $3,500,000.00    |
|-----|---------|---------|----------|------------|---------------------|-------------------|

                     EFFECTIVE INTEREST RATE AND DISCLOSURE


                                                        DATE:  November 15, 2004
                                                               ----------------
________________________________________________________________________________

The disclosures on this page are made pursuant to Section 4.13(a) of the Farm Credit Act of 1971, as amended, 12 U.S.C. 2199, and are not part of the contractual agreement between the Borrowers and the Lender. This Loan is not subject to the Truth-in-Lending (TIL), 15 U.S.C. 1601 et seq., and the effective rate of interest described herein is not to be construed as the equivalent of the annual percentage rate which would be disclosed on a loan subject to TIL.




         Stated Interest Rate                    Effective Interest Rate
    The rate  of interest currently           The stated rate of interest
        applicable to the Loan                adjusted to take into account
                                              loan origination charges and
                                                 any purchase of stock

                  5.86   %                              6.41    %
            ------------------                     ------------------

Except with respect to stock protected under Section 4.9A of the Farm Credit Act of 1971, as amended, stock that is purchased in the Lender or the Lender's parent association, be applicable, is at risk and can only be retired at the discretion of the association board. Effective Interest Rate is calculated as if stock will never be retired. If stock is retired, as is customary, the Effective Interest Rate would be lower than the percentage stated above. It is generally the association's practice to retire stock when a Borrower's loan balance is paid in full or upon full payment of all of a Borrower's loans, provided the association has an adequate capital position. At this time, the association's capital exceeds the regulatory capital requirements.

INTEREST RATE PLAN:
(Adjustable Rate LIBOR Based) The interest rate is based on an index plus a margin and may increase during the term of this transaction if there is an increase in the One Month London Interbank Offered Rate ("One Month LIBOR") and/or margin. The index is the One Month LIBOR published on the applicable date in the Wall Street Journal. The margin is set by the Lender and can change at successive intervals of 1 year(s) each.

In the event of default at any time during the term of the Loan, however, and at maturity, the Loan will be subject to a higher rate of interest.

ADJUSTMENT FACTORS: The factors which the Lender takes into account in making adjustments to the interest rate on the Loan (except fixed rate loans and adjustments based on changes in the prime Index or LIBOR index) include cost of funds, operating expenses, provision for loan losses, capital requirements, capital sharing, nonearning assets and competitive elements of the financial environment. The factors considered by the Lender may change during the term of the Loan.
REPRESENTATIVE EXAMPLES: These examples show the effect that changes in the stock requirement and loan origination fees would have on the effective interest rate of a representative loan with loan level stock. A $103,000 amortized loan, including a $3,000 or 3% stock requirement, amortized over a 5-year term with level annual payments, a stated interest rate of 10%, and loan origination charges of $1,000 would have an effective interest rate of 10.85%. If the loan amount was to remain at $103,000 with a 3% stock requirement, but the loan origination charges increase to $1,500, the effective interest rate would be 11.06%.

LOAN OPTIONS: The Lender may offer secured and unsecured short- and intermediate-term loans including lines of credit, with maturities up to 7 years or, in some instances, 10 years. Installments can be paid monthly, quarterly, semi-annually, annually, or according to other irregular repayment plans as may be agreed upon by the Borrowers and the Lender. Interest rates may be variable at the option of the Lender, fixed for a specified period and then variable, adjustable at specified intervals with the rate determined either at Lender's discretion or in accordance with the prime index or LIBOR index, or fixed for the term of the Loan. Some loan options are subject to certain conditions and are not available to all borrowers for all purposes. In addition, loan options, including interest rates, may vary by location and time period. The availability of any loan option is subject to change at any time at the discretion of the Lender. If the Lender is an ACA, Lender also offers long-term real estate mortgage loans with maturities of 10 to 40 years secured by agricultural real estate or rural homes. Interest rates may be fixed for the term of the loan, variable at the option of the Lender, or adjustable at specified intervals with the rate adjusted either at Lender's discretion or in accordance with Federal Farm Credit Banks Funding Corporation rates or the prime index or LIBOR index. These real estate mortgage loan options are subject to the same conditions, limitations, and varying availability as mentioned above for the short- and intermediate-term loans.
________________________________________________________________________________

 BORROWER RIGHTS:

1. At loan closing, Borrowers shall receive copies of loan documents signed by Borrowers. Upon request thereafter Borrowers are entitled to copies of documents signed or delivered by Borrowers, copies of Lender's or the Lender's parent association's charter and bylaws, as applicable, and copies of Lender's appraisals of the collateral.

2. If the loan has an adjustable or variable interest rate, Borrowers will be notified in writing of any change in interest rate. The notice will be given not later than any deadline date required by regulations promulgated by the Farm Credit Administration.

3. If Borrowers' Loan is in a differential interest rate program, Borrowers may request that Lender review the Loan to verify that the proper interest rate category has been assigned, and also to explain in writing to Borrowers the basis for the interest rate charged and how the credit status of the Borrowers may be improved to receive a lower interest rate on the Loan.

4. If Lender places Borrowers' Loan in nonaccrual status and such action results in an adverse action being taken against Borrowers (such as revocation of any undisbursed loan commitment), the Lender shall notify Borrowers in writing of such change in status and the reasons therefor. If Borrowers were not delinquent in any payments under the Loan at the time and Borrowers' request to have the Loan reinstated to accrual status is denied, Borrower may obtain a review of such denial before the Lender's credit review committee.

5. Lender may not commence foreclosure or other legal action against any collateral securing the Loan unless at least 45 days before such commencement Lender has provided Borrowers with a copy of Lender's restructuring policy and forms on which Borrowers may submit a request for restructuring. If Borrowers' request for restructuring is denied, Borrowers may appeal the denial to Lender's credit review committee, and may also obtain an independent appraisal of any collateral (at Borrowers' expense) for consideration by the credit review committee.

6. If Lender acquires agricultural real estate by enforcement of Lender's lien, when Lender elects to sell or lease the acquired property, Borrowers shall have a right of first refusal on the property. Lender shall notify Borrowers in writing and Borrowers may purchase or lease the property, as appropriate, at the appraised fair market value or fair rental value, or if the properly is sold by public offering, at the price of the highest qualified bid.

If you have any questions concerning the information contained on this disclosure page, please contact your servicing office.